Exhibit 99.15
Time Sensitive Materials
Depositary’s Notice of
Shareholders’ Meeting of Suez

ADSs:	American Depositary Shares.

ADS CUSIP No.:	864686100.

ADS Record Date:	June 12, 2008 — 6:00 P.M. (New York time).
Date to determine ADS Holders who are to receive these materials and who are eligible to give voting instructions to the Depositary upon the terms described herein.

French Record Date:	July 11, 2008 — 0:00 A.M. (Paris Time) [6:00 P.M. (New York time) on July 10, 2008].
Date on which ADS Holders are required under French Law to hold their interest in the shares of the Company in order to vote at the Meeting.

Meeting Specifics:	Combined Ordinary and Extraordinary General Meeting of Shareholders — July 16, 2008 at 10:00 A.M. (Paris time) at la Grande Arche, Parvis de La Défense, Paris, France.

Meeting Agendas:	Please see the Company’s Notice of Meetings enclosed herewith.

ADS Voting Deadline:	On or before 6:00 P.M. (New York time) on July 10, 2008. Date on which voting instructions in good form must be received by the Depositary in order to be accepted.

Deposited Securities:	Ordinary shares, nominal value €2 per Share, of Suez, a company organized and existing under the laws of The Republic of France (the “Company”).

ADS Ratio:	1 ordinary share to 1 ADS.

Depositary:	Citibank, N.A.

Custodian of Deposited Securities:	CACEIS Banque.

Deposit Agreement:	Deposit Agreement, dated as of September 4, 2001, as amended by Letter Agreement, dated as of November 15, 2006, as further amended by Amendment No. 1 to Deposit Agreement, dated as of September 24, 2007.
To be counted, your Voting Instructions need to be received by the Depositary prior to 6:00 P.M. (New York time) on July 10, 2008.

     The Company has announced that a Combined Ordinary and Extraordinary General Meeting of Shareholders (together, the “Meeting”) will be held at the date, time and location identified above. A copy of the Notice of Meeting from the Company which includes the agenda for such Meeting is enclosed to allow you to vote at the Meeting. The Company has requested the Depositary to provide you with instructions on the voting process.
France adopted a “Record Date” System — ADS Blocking no longer required
     The Company has informed the Depositary that the voting provisions of France’s 1967 corporation law have been amended pursuant to amendments published in the Journal Officiel December 12, 2006, which became effective January 1, 2007. The Company has further informed the Depositary that this law revised the voting procedures for shareholders voting at shareholders’ meetings to institute a requirement that shareholders be holders on the “Record Date” three French business (3) days prior to the shareholder meeting, thereby replacing the “Blocking Period” that restricted the ability of shareholders to sell or transfer ownership of their shares in the run-up to a shareholders’ meeting. French law, as applied to the Holders of ADSs, requires that in order to vote, Holders of ADSs as of the ADS Record Date must continue to hold their ADSs (as evidence of their interests in the shares) as of the French Record Date.
     As a result of this amendment to French corporate law, the Company and the Depositary have agreed, consistent with the terms of the Deposit Agreement, to eliminate the blocking of ADSs as a condition to voting by ADSs Holders and to institute a dual record date structure. As result, in lieu of blocking of ADSs, Holders of ADSs who wish to instruct the Depositary to vote the shares represented by their ADSs will be required to hold their ADSs as of the ADS Record Date and as of the French Record Date.
     If you do not wish to vote as an ADS holder but rather wish to vote as a holder of the Company’s shares, you will need to arrange for the cancellation of your ADSs and become a shareholder in France before the French Record Date. You are advised to proceed with the cancellation of your ADSs well in advance of the French Record Date as the cancellation of ADSs and the delivery of the corresponding shares in France may be subject to unexpected processing delays.
     Holders of record of ADSs as of the close of business on the ADS Record Date and as of the French Record Date will be entitled, subject to any applicable provisions of French law and the Statutes of the Company and the provisions of or governing the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights pertaining to the Deposited Securities represented by their ADSs.
DTC Holders
     In order to vote their ADS shares, owners of ADSs (“DTC Holders”) holding their ADSs in a brokerage or custodian account through The Depository Trust Company (“DTC”) as of the ADS Record Date must continue to own their ADSs as of the French Record Date and must instruct their broker or custodian to give voting instructions to the Depositary and to confirm ownership of the ADSs to the Depositary. On the French Record Date the Depositary will verify the continued ownership of the ADSs by the instructing DTC Holders with the applicable brokers or custodians (through which the instructing DTC Holders provided voting instructions to the Depositary). Failure to confirm continued ownership of ADSs as of the French Record Date will invalidate the voting instructions previously delivered.
Registered Holders
     In order to vote their ADS shares, Holders of ADSs registered in their name on the books of the Depositary (“Registered Holders”) must timely deliver a Voting Instructions Form to the Depositary and continue to be the Registered Holders of their ADSs as of the French Record Date. If a Registered Holder transfers or cancels ADSs at any time before the French Record Date any voting instructions delivered to the

Depositary will be invalidated. On the French Record Date, the Depositary will verify the continued registration on its books of the ADSs in the name of the instructing Registered Holders (who also held the ADSs as of the ADS Record Date) and will recognize as valid only the voting instructions that were timely received from Registered Holders as of the ADS Record Date who continue to be the Registered Holders of the ADS as of the French Record Date.
     Please note that the Company has informed the Depositary that, under French Company law, the Company’s shareholders and the Company’s Board of Directors may add to or modify the resolutions proposed in the Company’s Notice of Meeting. In such case, holders of ADSs who have given instructions to vote on such resolutions will (consistent with the terms of the Deposit Agreement) be deemed by the Depositary to have voted against the revised resolutions; provided, however, that in the event the Depositary receives notice from the Company that such revised resolutions are approved by the Board of Directors of the Company, holders of ADSs who have validly and timely provided voting instructions to the Depositary will (consistent with the terms of the Deposit Agreement) be deemed by the Depositary to have instructed the Depositary to vote in favor of such revised resolutions approved by the Board of Directors.
     PLEASE FURTHER NOTE THAT THE COMPANY HAS ALSO INFORMED THE DEPOSITARY THAT UNDER FRENCH COMPANY LAW AN ABSTENTION FROM VOTING BY THOSE PRESENT OR REPRESENTED BY PROXY BUT NOT VOTING IS DEEMED TO BE A VOTE AGAINST THE RESOLUTION SUBMITTED TO A VOTE.
     The attached document entitled Questions and Answers (“Q&A”) should answer most of your questions on the voting process and instruct you on the proper use of the Voting Instructions Form.
     The information enclosed herewith with respect to the Meeting has been provided by the Company. Citibank, N.A. is forwarding this information to you, at the request of the Company, solely in its capacity as Depositary and in accordance with the terms of the Deposit Agreement, and disclaims any responsibility with respect to the accuracy or completeness of such information. Citibank, N.A. does not, and should not be deemed to, express any opinion with respect to the proposals to be considered at the Meeting. A copy of the Deposit Agreement has been filed with the Securities and Exchange Commission and can be retrieved from the Securities and Exchange Commission’s website (www.sec.gov). You may also call the Depositary at the number set forth below if you wish to receive a copy of the Deposit Agreement.
     If you have any questions concerning the enclosed materials or if you need further explanation of the questions covered therein, please call Citibank, N.A. — ADR Shareholder Services toll-free at 877-CITI-ADR (877-248-4237).
Citibank, N.A., as Depositary

Questions and Answers on Voting Procedures for the Combined
Ordinary and Extraordinary General Meeting of Shareholders (July 2008)
Suez
What does a Suez ADR represent?
Each ADR represents a certain number of American Depositary Shares (“ADSs”). Each ADS represents one ordinary share (the “Ordinary Shares”), nominal value €2 per share, of Suez (the “Company”).
When and where are the Combined Ordinary and Extraordinary Shareholders’ Meeting (together, the “Meeting”)?
The Meeting will take place on July 16, 2008 at 10:00 A.M. (Paris time) at la Grande Arche, Parvis de La Défense, Paris, France.
Who may vote at the Meeting?
If you are a holder of record of the Company’s ADSs at 6:00 P.M. (New York time) on June 12, 2008 and at 6:00 P.M. (New York time) on July 10, 2008, you may vote on the issues set forth in the enclosed Notice of Meeting from the Company. Please note that in order to vote you will need to deliver a completed and signed Voting Instructions Form to Citibank, N.A. at the address noted on the enclosed envelope. See next Q & A for more detailed information on the voting process.
How does a Holder of ADSs vote?
A Holder of ADSs votes by either completing a Voting Instructions Form or by attending the Meeting in person.
If you wish to attend the Meeting in person:
If you wish to attend the Meeting in person, you must cancel your ADSs and become a direct and registered shareholder on the Company’s Register of Shareholders before 0:00 A.M. (Paris time) on July 11, 2008 (the “French Record Date”). You must also contact the Company to give notice of attendance. You can contact Citibank, N.A.’s — ADR Shareholder Services at 1-877-248-4237 to cancel the ADSs.
If you wish to vote your ADSs by proxy:
As an ADR Holder you can vote by completing the enclosed Voting Instructions Form, signing it and returning it to the Depositary in the envelope provided herewith by 6:00 P.M. (New York time) on July 10, 2008. If you hold your ADSs through a custodian, broker or other agent, you may receive additional instructions from such agent.
Registered Holders:
If you are not holding ADSs through a broker, custodian or other agent, you must complete, sign and return your Voting Instructions Form to the Depositary by 6:00 P.M. (New York time) on July 10, 2008. Please note that you need to be an owner of ADSs as of the ADS Record Date and as of the French Record Date for your voting instructions to count.
DTC Holders:
If you are holding ADSs through a broker, custodian or other agent, you must timely instruct the applicable broker, custodian or agent to provide voting instructions to the Depositary and to confirm your continued ownership of the ADSs as of the French Record Date. Please note that you need to be an owner of ADSs as of the ADS Record Date and as of the French Record Date for your voting instructions to count.

May voting instructions be withdrawn?
Yes, voting instructions may be withdrawn at any time prior to 6:00 P.M. (New York time) on July 10, 2008. In order to be effective, a notice of withdrawal of voting instructions must be timely received by Citibank, N.A., by 6:00 P.M. (New York time) on July 10, 2008.
What happens if I sell my ADSs before the French Record Date?
If you sell, transfer or cancel your ADSs before the French Record Date and the Depositary cannot confirm your continued ownership of ADSs as of the French Record Date, any voting instructions you or your custodian or broker may have delivered to the Depositary will be invalidated.
ALL ISSUES RELATED TO THE FORM AND VALIDITY OF ANY NOTICES, DIRECTIONS OR INSTRUCTIONS WILL BE DETERMINED BY CITIBANK, N.A, AS DEPOSITARY, IN ITS SOLE DISCRETION, WHOSE DETERMINATION SHALL BE FINAL AND BINDING.

Combined Ordinary and Extraordinary General Meeting
The Voting Instructions must be signed, completed and received at the indicated address prior to
6:00 P.M. (New York time) on July 10, 2008 for action to be taken.

JULY 2008 VOTING INSTRUCTIONS	AMERICAN DEPOSITARY SHARES
SUEZ (the “Company”)

CUSIP No.:	864686100.

ADS Record Date:	June 12, 2008 — 6:00 P.M. (New York time). (Date to determine ADS Holders who are to receive these materials and who are eligible to give voting instructions to the Depositary upon the terms described herein).

French Record Date:	July 11, 2008 — 0:00 A.M. (Paris Time) [6:00 P.M. (New York time) on July 10, 2008]. (Date on which ADS Holders are required under French Law to hold their interest in the shares of the Company in order to vote at the Meeting).

Meetings Specifics:	Combined Ordinary and Extraordinary General Meeting of Shareholders — July 16, 2008 at 10:00 A.M. (Paris time) at la Grande Arche, Parvis de La Défense, Paris, France.

Meetings Agendas:	Please refer to the Company’s Notice of Meetings enclosed herewith.

Depositary:	Citibank, N.A.

Deposit Agreement:	Deposit Agreement, dated as of September 4, 2001, as amended by Letter Agreement, dated as of November 15, 2006, as further amended by Amendment No. 1 to Deposit Agreement, dated as of September 24, 2007.
You as the undersigned holder, as of the ADS Record Date, of the American Depositary Shares (ADS(s)) issued under the Deposit Agreement and identified on the reverse side hereof, acknowledge receipt of a copy of the Depositary’s Notice of Shareholders’ Meeting and hereby irrevocably authorize and direct the Depositary to cause to be voted at the Meeting (and any adjournment or postponement thereof) the Deposited Securities represented by your ADSs in the manner indicated on the reverse side hereof. You recognize that any sale, transfer or cancellation of your ADSs before the French Record Date will invalidate these voting instructions if the Depositary is unable to verify your continued ownership of ADSs as of the French Record Date.
Please note that the Company has informed the Depositary that, under French Company law, the Company’s shareholders and the Company’s Board of Directors may add to or modify the resolutions proposed in the Company’s Notice of Meeting. In such case, holders of ADSs who have given instructions to vote on such resolutions shall (consistent with the terms of the Deposit Agreement) be deemed by the Depositary to have voted against the revised resolutions; provided, however, that in the event the Depositary receives notice from the Company that such revised resolutions are approved by the Board of Directors of the Company, holders of ADSs who have validly and timely provided voting instructions to the Depositary shall (consistent with the terms of the Deposit Agreement) be deemed by the Depositary to have instructed the Depositary to vote in favor of such revised resolutions approved by the Board of Directors.
Please indicate on the reverse side hereof how the Deposited Securities are to be voted.
The Voting Instructions must be marked, signed and returned on time in order to be counted.

Ordinary and Extraordinary
Shareholders’ Meeting Resolutions
1.	Review and approval of the simplified merger of Rivolam into Suez and the subsequent dissolution of Rivolam without liquidation, subject to fulfillment of the related conditions precedent

2.	Review and approval of the transfer of Suez Environnement shares by Suez to Suez Environnement Company, governed by the French legal regime applicable to demergers and subject to fulfillment of the related conditions precedent
3.	Allocation to Suez shareholders of 65% of the shares in Suez Environnement Company by way of a distribution to be deducted from the “Additional paid-in capital”, subject to fulfillment of the related conditions precedent

4.	Approval of regulated agreements

5.	Review and approval of the merger of Suez into Gaz de France and the subsequent dissolution of Suez without liquidation, subject to fulfillment of the related conditions precedent

6.	Powers to carry out formalities

A Issues	Suez

	For	Against	Abstain
Resolution 1	☐	☐	☐
Resolution 2	☐	☐	☐
Resolution 3	☐	☐	☐
Resolution 4	☐	☐	☐
Resolution 5	☐	☐	☐
Resolution 6	☐	☐	☐
B Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
If these Voting Instructions are signed and timely returned to the Depositary but no specific direction as to voting is marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give voting instructions “AGAINST” the unmarked issue.
Please be sure to sign and date this Voting Instruction Card. By signing below, the undersigned represents to the Depositary and the Company that the undersigned is duly authorized to give the voting instructions contained therein.
Please sign your name to the Voting Instructions exactly as printed. When signing in a fiduciary or representative capacity, give full title as such. Where more than one owner, each MUST sign. Voting Instructions executed by a corporation should be in full name by a duly authorized officer with full title as such.
Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)